SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2003

Ralcorp Holdings, Inc.

(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

800 Market Street, Suite 2900
St. Louis, MO	63101
(Address of principal	(Zip Code)
executive offices)

(314) 877-7000
(Registrant's telephone number, including area code)

Item 7.    Exhibits.

Exhibit 99.1    Press Release dated October 29, 2003

Item 12.          Regulation FD Disclosure.

In a press release dated October 29, 2003, a copy of which is attached hereto as Exhibit 99.1 and the text of which is incorporated by reference herein, the Registrant announced that it would not report fiscal fourth quarter and year end results on October 30, 2003 as scheduled. The delay was necessitated when Vail Resorts, Inc. announced that it had filed an extension for the filing of its 10-K. The Registrant reports equity earnings and losses from Vail Resorts in the Registrant’s financial statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   RALCORP HOLDINGS, INC.
   (Registrant)

Date:  October 29, 2003         By:   /s/T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer

EXHIBIT INDEX

Exhibit

Number        Description

Exhibit 99.1    Press Release dated October 29, 2003